Exhibit 99.1

Enertopia Announces Key Technical Consultant

Kelowna, British Columbia--(Newsfile Corp. - February 25, 2026) - Enertopia Corporation (OTCQB: ENRT) (CSE: ENRT) ("Enertopia'' or the "Company") announces corporate update.

The Company is pleased to report that Dr. John Thomas has joined Enertopia's consulting team.

Dr. Thomas has been directly involved with the following projects in various capacities (technical advisor, VP of projects, or executive leadership):

● Atlantic Gold Project (Touquoy Mine), Nova Scotia: Served as Vice President of Projects. He was instrumental in the commissioning of the Touquoy mine, overseeing the construction of the process plant, open pit, and tailings management facility leading up to commercial production in 2018.

● Enchi Gold Project, Ghana: Served as a Technical Advisor for Newcore Gold (formerly Pinecrest Resources), contributing to the development and resource expansion of this project.

● Blackwater Gold Mine, British Columbia: Contributed as a "Qualified Person" (QP) for technical reports regarding expansion studies for Artemis Gold.

Dr. Thomas is currently working on the high-grade underground gold & silver project in Peru operated by PPX Mining Corp. where he was the interim CEO for three years, and is now the current COO as the new plant is being constructed and commissioned over the coming months.

Dr. Thomas is a professional engineer, and holds a B.Sc., an M.Sc, and a Ph.D. in chemical engineering from the University of Manchester in the United Kingdom. He also received a diploma in accounting and finance from the U.K. Association of Certified Accountants. He has 38 years of experience in the mining industry, including both base metal and precious metal projects in several countries including Brazil, Canada, Costa Rica, Russia, Venezuela, and Zambia. His experience covers a wide range of activities in the mining industry from process development, management of feasibility studies, engineering and management of construction, and operation of mines.

Dr. Thomas is recognized as a Qualified Person (QP) under National Instrument 43-101 standards. His expertise specifically covers:

● Process Development: Designing Carbon-in-Leach (CIL) and other mineral processing circuits.

● Project Management: Moving junior mining projects through the feasibility and construction stages into active production.

● Operational Management: Managing mine sites and technical teams, particularly in the precious metals sector.

Dr. Thomas has been granted 100,000 stock options valid for 3 years from the time of grant.

"I am extremely happy to be working with John once again. After reviewing hundreds of projects around the world we are excited to see what his sharp eye sees with the possibilities we have assembled and to see which projects could make it to the probability table for future success."

"The Company looks forward to our next steps and will provide updates once any agreements have been completed," stated CEO Robert McAllister.

About Enertopia Corp.

Enertopia Corp. defines itself as an Energy Solutions Company focused on modern technology through a combination of our intellectual property patents in green technologies to build shareholder value.

For further information, please contact:

Enertopia Corporation
Robert McAllister, CEO

Tel: 1-888-ENRT201

www.enertopia.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its, mining projects, 3rd party lithium technology,  competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates.  There can be no assurance that the current patented or patent pending technology being used or developed will be economic or have any positive impact on Enertopia. There can be no assurance that any mineral project if acquired will be economic or have any positive impact on Enertopia. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

Neither the OTC Markets and the CSE Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined, in the policies of the CSE Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.